As filed with the Securities and Exchange Commission on June 9, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J. Crew Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	22-2894486
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

770 Broadway

New York, NY 10003

(Address of Registrant’s Principal Executive Offices)

J. Crew Group, Inc. Amended and Restated 2008 Equity Incentive Plan

(Full Title of the Plan)

Alice G. Givens, Esq.

Senior Corporate Counsel

2 Penn Plaza, 26th Floor

New York, NY 10121

212-209-2500

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

J. Crew Group, Inc. Common Stock, par value $.01 per share	3,000,000 shares	$39.65	$118,950,000	$8,481.14
Total	3,000,000 shares	N/A	$118,950,000	$8,481.14

(1)	Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the J. Crew Group, Inc. Amended and Restated 2008 Equity Incentive Plan as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of J. Crew Group, Inc.
(2)	With respect to J. Crew Group, Inc. Common Stock (“Common Stock”) subject to future option grants, estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) and based upon the average of the high and low prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on June 8, 2010.

Explanatory Note

On June 8, 2010, the shareholders of J. Crew Group, Inc. (the “Company” or the “Registrant”) approved an amendment (the “Amendment”) to the Company’s 2008 Equity Incentive Plan to increase the maximum number of shares of the Company’s common stock, par value $0.01 per share, available for grant under the plan from 3,000,000 shares to 6,000,000 shares. In connection, with the Amendment, the Company’s 2008 Equity Incentive Plan was amended and restated, and renamed the J. Crew Group, Inc. Amended and Restated 2008 Equity Incentive Plan (the “Plan”), effective as of June 8, 2010. The Company is filing this Registration Statement to register the additional 3,000,000 shares of common stock available for grant under the Plan as a result of the Amendment.

The additional 3,000,000 shares of common stock registered hereunder are of the same class as those securities registered by the Company under its Registration Statement on Form S-8, which was filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2008 (Registration No. 333-151623) (the “Earlier Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been previously filed with the Commission, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof:

(i)	the Annual Report on Form 10-K of the Company for the fiscal year ended January 30, 2010, filed with the Commission on March 19, 2010 (the “Annual Report”);

(ii)	all other reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report; and

(iii)	the description of the Common Stock, par value $0.01 per share, set forth under “Description of Capital Stock” in the prospectus forming a part of the S-1/A registration statement filed by the Company pursuant to the Securities Act with the Commission on June 22, 2006.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 8.	Exhibits.

The following documents are filed with or incorporated by reference into this Registration Statement:

4.1	Certificate of Incorporation of J. Crew Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A, filed with the Commission on October 11, 2005)

4.2	By-Laws of J. Crew Group, Inc., (incorporated by reference to Exhibit 3.2 to the Form 8-K/A filed on October 18, 2005)

4.3	J. Crew Group, Inc. Amended and Restated 2008 Equity Incentive Plan

5.1	Opinion of the law firm of Cleary Gottlieb Steen & Hamilton LLP regarding the validity of securities being registered

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of June, 2010.

J. CREW GROUP, INC.

By:	/s/ James Scully
James Scully
Chief Administrative Officer & Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Alice Givens and James Scully, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on 8th day of June, 2010.

Signature	Title

/s/ Millard Drexler	Chairman of the Board and Chief Executive Officer
Millard Drexler	(Principal Executive Officer)

/s/ James Scully	Chief Administrative Officer, Chief Financial Officer
James Scully	(Principal Financial Officer; Principal Accounting Officer)

/s/ Mary Ann Casati	Director
Mary Ann Casati

/s/ James Coulter	Director
James Coulter

/s/ Steven Grand-Jean	Director
Steven Grand-Jean

/s/ David House	Director
David House

/s/ Heather Reisman	Director
Heather Reisman

/s/ Stuart Sloan	Director
Stuart Sloan

/s/ Josh Weston	Director
Josh Weston

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing	Page

4.1	Certificate of Incorporation of J. Crew Group, Inc. dated October 11, 2005.	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A, filed with the Commission on October 11, 2005.	—

4.2	By-Laws of J. Crew Group, Inc.	Incorporated by reference to Exhibit 3.2 to the Form 8-K/A filed on October 18, 2005.	—

4.3	J. Crew Group, Inc. Amended and Restated 2008 Equity Incentive Plan	Filed herewith	E-2

5.1	Opinion of the law firm of Cleary Gottlieb Steen & Hamilton LLP regarding the validity of securities being registered	Filed herewith	E-21

23.1	Consent of KPMG LLP, Independent Auditors	Filed herewith	E-23

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)	Filed herewith	E-21

24.1	Power of Attorney (included on signature page)	Filed herewith	II-3

E-1